Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kraton Corporation a Delaware corporation (the “Registrant”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (“Form 10-K”) of the Registrant fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated: February 28, 2019

By:	/S/ Kevin M. Fogarty
Kevin M. Fogarty
Chief Executive Officer

By:	/s/ Chris H. Russell
Chris H. Russell
Vice President and Interim Chief Financial Officer, and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)